=:: BlackBerry PRIVATE & CONFIDENTIAL August 6, 2018 Randall Cook Dear Randall, This offer cancels and supersedes the offer letter, Employment Agreement and equity letter dated August 3, 2018. Following our recent discussions, I am delighted to offer you the position of Chief Legal Officer and Corporate Secretary, reporting directly to me as Chief Executive Officer ofBlack:Berry. We are impressed with your skills and experience and are confident that you would be an excellent addition to Black:Berry's Senior Leadership Team. We are equally confident that you will find this new opportunity to be both challenging and rewarding. Please note that this offer of employment is conditional on your signing the enclosed employment agreement and all related documents where indicated (without alteration) and your satisfaction of all other requirements set forth in the documents that comprise this Agreement. To confirm your acceptance of this employment offer, please return a signed and witnessed original of the attached Employment Agreement and the enclosed Business Standards and Principles documentation in the attached Federal Express envelope on or before August 7, 2018. Please ensure that you also sign any schedules to the Employment Agreement as required indicating that you have read and agree to the tenns and conditions of each schedule. (Randall, as per our email exchange, you will send me a signed PDF of the Employment Agreement by this evening.) I look forward to your joining us and know that you will make a significant difference and contribution to BlackBer Cc: Nita White-Ivy Enclosures BlackBerry Corporation 3001 Bishop Drive, Suite 400, San Ramon, California, 94583 USA. tel: +1 (925) 242-5660 fax: +1 (925) 242-5661 Trademarks, including but not limited to BLACKBERRY, EMBLEM Design, BBM and BES are the trademarks or registered trademarks of BlackBerry Limited, used under license, and the exclusive rights to such trademarks are expressly reserved.

=:: BlackBerry. August 6, 2018 Randall Cook Dear Randall, This equity letter cancels and supersedes the equity letter of August 3, 2018. This letter is to confirm that, in connection with your employment by BlackBerry Corporation, a subsidiary of BlackBerry Limited ("BlackBerry"), I have approved the following recommendation, subject to the terms set out below: (A) Time-Based Restricted Share Units (TBRSUs) - As Executive Chair and CEO, I have approved a recommendation that you participate in the BlackBerry Limited Equity Incentive Plan (the "Plan") with a TBRSU grant with a value of $600,000 USD. The actual number of TBRSUs awarded will be determined in accordance with BlackBerry's Policy on Granting Equity Awards by converting the above US dollar value into a number of TBRSUs based on the closing price of BlackBerry's common shares on NYSE on the grant date and rounded down to nearest TBRSU (whole numbers only). The grant will be made on the next available quarterly grant date in accordance with the Policy on Granting Equity Awards. The specific terms and conditions of any TBRSUs granted will be governed by the Plan and the TBRSU award agreement relating to any such grant. -AND- (B) Performance-Based Restricted Share Units (PBRSUs) -As Executive Chair and CEO, I have approved for you to participate in the BlackBerry Limited Equity Incentive Plan (the "Plan") with a PBRSU grant with a value of $600,000 USD. The actual number of PBRSUs awarded with be determined in accordance with the Policy on Granting Equity Awards by converting the above US dollar value into a number of PBRSUs based on the closing price of BlackBerry's common shares on NYSE on the grant date and rounded down to the nearest PBRSU (whole numbers only). The PBRSUs will vest entirely, partially, or not at all, based on BlackBerry's Annual Operation Plan (AOP) Total Software and Services Revenue attainment and the threshold of a positive Operating Income in the next fiscal year after the grant date (as defined in the PBRSU award agreement). The grant will be made on the next available quarterly grant date in accordance with the Policy on Granting Equity Awards. The specific terms and conditions of any PBRSUs granted will be governed by the Plan and the PBRSU award agreement relating to any such grant. Last Updated Date: 2017/11/20 BlackBerry Limited 2200 University Avenue East, Waterloo, Ontario, Canada N2K 0A7 tel: +I (519) 888-7465 fax:+ I (519) 888-1975